Farmer Mac Reports 2024 Results
- Announces 7% Dividend Increase -
- Outstanding Business Volume of $29.5 Billion -

WASHINGTON, D.C., February 21, 2025 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the accessibility of financing for American agriculture and rural infrastructure, today announced its results for the fiscal quarter and year ended December 31, 2024.

"We are very pleased with our 2024 results, and believe we are well-positioned to deliver on our multiyear strategy as we head into 2025 with good momentum, strong liquidity and capital levels, a diversified business mix, highly effective risk management practices, and most importantly, a talented team of dedicated professionals," said President and Chief Executive Officer, Brad Nordholm. "Through our work, we strengthen the economic framework that supports Rural America and enables families, businesses, and entire communities to thrive. We are optimistic about the future and will maintain our singular focus on fulfilling our mission efficiently, innovatively, and profitably."

Full Year 2024 and Recent Highlights
•Net interest income grew 8% year-over-year to $353.9 million
•Net effective spread1 increased 4% from the prior-year period to $339.6 million
•Net income attributable to common stockholders was $180.4 million, compared to $172.8 million in the same period last year
•Core earnings1 of $171.6 million, or $15.64 per diluted common share
•Total core capital of $1.5 billion and a Tier 1 Capital Ratio of 14.2% as of December 31, 2024
•As of December 31, 2024, Farmer Mac had 264 days of liquidity
•On February 20, 2025, Farmer Mac's Board of Directors raised the quarterly common stock dividend by 7% to $1.50 per share, the fourteenth consecutive annual increase

$ in thousands, except per share amounts	Quarter Ended			Year Ended
	December 31, 2024	December 31, 2023	YoY % Change	December 31, 2024	December 31, 2023	YoY % Change
Net Change in Business Volume	$1,054,727	$819,013	N/A	$1,052,006	$2,548,942	N/A
Net Interest Income (GAAP)	$93,368	$82,169	14%	$353,867	$327,547	8%
Net Effective Spread (Non-GAAP)	$87,528	$84,551	4%	$339,564	$326,980	4%
Diluted EPS (GAAP)	$4.63	$3.73	24%	$16.44	$15.81	4%
Core EPS (Non-GAAP)	$3.97	$4.10	(3)%	$15.64	$15.65	—%

1 Non-GAAP Measure

Dividends

On February 20, 2025, Farmer Mac's Board of Directors declared a quarterly dividend of $1.50 per share on all three classes of common stock – Class A voting common stock (NYSE: AGM.A), Class B voting common stock (not listed on any exchange), and Class C non-voting common stock (NYSE: AGM). This quarterly dividend, which represents an increase of 7% in Farmer Mac's quarterly dividend rate on a year-over-year basis, will be payable on March 31, 2025 to holders of record of common stock as of March 14, 2025. This is the fourteenth consecutive year that Farmer Mac has increased its quarterly common stock dividend, and this increase is supported by Farmer Mac's earnings potential and overall capital position.

Farmer Mac's Board of Directors also declared a dividend on each of Farmer Mac's four classes of preferred stock. The quarterly dividend of $0.35625 per share of 5.700% Non-Cumulative Preferred Stock, Series D (NYSE: AGM.PR.D), $0.359375 per share of 5.750% Non-Cumulative Preferred Stock, Series E (NYSE: AGM.PR.E), $0.328125 per share of 5.250% Non-Cumulative Preferred Stock, Series F (NYSE: AGM.PR.F), and $0.3046875 per share of 4.875% Non-Cumulative Preferred Stock, Series G (AGM.PR.G), is for the period from but not including January 17, 2025 to and including April 17, 2025. The preferred dividends will be payable on April 17, 2025 to holders of record as of April 1, 2025.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's fourth quarter and full year 2024 financial results will be held beginning at 8:30 a.m. eastern time on Friday, February 21, 2025, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (800) 836-8184
Telephone (International): (646) 357-8785
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for 2024 is in Farmer Mac's
Annual Report on Form 10-K for the year ended December 31, 2024, filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses "non-GAAP measures," which are measures of financial performance that are not presented in accordance with GAAP. Specifically, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core Earnings and Core Earnings Per Share

The main difference between core earnings and core earnings per share (non-GAAP measures) and net income attributable to common stockholders and earnings per common share (GAAP measures) is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Another difference is that these two non-GAAP measures exclude specified infrequent or unusual transactions that we believe are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, in third quarter 2024, we excluded the loss on the retirement of the Series C Preferred Stock from core earnings and core earnings per share, which is consistent with Farmer Mac's historical treatment of any losses on the retirement of preferred stock.

Net Effective Spread

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of those assets. As further explained below, net effective spread differs from net interest income and net interest yield by excluding certain items from net interest income and net interest yield and including certain other items that net interest income and net interest yield do not contain.

Farmer Mac excludes from net effective spread the interest income and interest expense associated with the consolidated trusts and the average balance of the loans underlying these trusts to reflect management's view that the net interest income Farmer Mac earns on the related Farmer Mac Guaranteed Securities owned by third parties is effectively a guarantee fee. Accordingly, the excluded interest income and interest expense associated with consolidated trusts is reclassified to guarantee and commitment fees in determining Farmer Mac's core earnings. Farmer Mac also excludes from net effective spread the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on Farmer Mac's financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.

Net effective spread also differs from net interest income and net interest yield because it includes the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). Farmer Mac uses interest rate swaps to manage its interest rate risk exposure by synthetically modifying the interest rate reset or maturity characteristics of certain assets and liabilities. The accrual of the contractual amounts due on interest rate swaps designated in hedge accounting relationships is included as an adjustment to the yield or cost of the hedged item and is included in net interest income. For undesignated financial derivatives, Farmer Mac records the income or expense related to the accrual of the contractual amounts due in "Gains on financial derivatives" on the consolidated statements of operations. However, the accrual of the contractual amounts due for undesignated financial derivatives are included in Farmer Mac's calculation of net effective spread.

Net effective spread also differs from net interest income and net interest yield because it includes the net effects of terminations or net settlements on financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other GSEs and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that Farmer Mac receives upon the inception of certain swaps. The inclusion of these items in net effective spread is intended to reflect our view of the complete net spread between an asset and all of its related funding, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2024, filed today with the SEC. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates, and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or agricultural or infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and infrastructure indebtedness;
•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or infrastructure lending, borrower repayment capacity, or collateral values, including inflation, fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products and foreign currency exchange rates, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;

•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization to respond to inflation and employment levels; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather, flooding and drought, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2024, filed today with the SEC. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. Our secondary market provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on our website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2024	December 31, 2023
	(in thousands)
Assets:
Cash and cash equivalents (includes restricted cash of $16,190 and $5,111, respectively)	$1,024,007	$888,707
Investment securities:
Available-for-sale, at fair value (amortized cost of $6,105,116 and $5,060,135, respectively)	5,953,014	4,918,931
Held-to-maturity, at amortized cost	9,270	53,756
Other investments	11,017	6,817
Total Investment Securities	5,973,301	4,979,504
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $5,835,658 and $5,825,433, respectively)	5,514,546	5,532,479
Held-to-maturity, at amortized cost	2,717,688	4,213,069
Total Farmer Mac Guaranteed Securities	8,232,234	9,745,548
USDA Securities:
Trading, at fair value	818	1,241
Held-to-maturity, at amortized cost	2,370,534	2,354,171
Total USDA Securities	2,371,352	2,355,412
Loans:
Loans held for sale, at lower of cost or fair value	6,170	—
Loans held for investment, at amortized cost	11,183,408	9,623,119
Loans held for investment in consolidated trusts, at amortized cost	2,038,283	1,432,261
Allowance for losses	(23,223)	(16,031)
Total loans, net of allowance	13,204,638	11,039,349
Financial derivatives, at fair value	27,789	37,478
Accrued interest receivable (includes $28,563 and $16,764, respectively, related to consolidated trusts)	310,592	287,128
Guarantee and commitment fees receivable	50,499	49,832
Deferred tax asset, net	1,544	8,470
Prepaid expenses and other assets	128,786	132,954
Total Assets	$31,324,742	$29,524,382

Liabilities and Equity:
Liabilities:
Notes payable	$27,371,174	$26,336,542
Debt securities of consolidated trusts held by third parties	1,929,628	1,351,069
Financial derivatives, at fair value	77,326	117,131
Accrued interest payable (includes $12,387 and $9,407, respectively, related to consolidated trusts)	195,113	181,841
Guarantee and commitment obligation	48,326	47,563
Accounts payable and accrued expenses	212,527	76,662
Reserve for losses	1,622	1,711
Total Liabilities	29,835,716	28,112,519
Commitments and Contingencies
Equity:
Preferred stock:
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding as of December 31, 2023 (redemption value $75,000,000)	—	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,360,083 shares and 9,310,872 shares outstanding, respectively	9,360	9,311
Additional paid-in capital	135,894	132,919
Accumulated other comprehensive loss, net of tax	(12,147)	(40,145)
Retained earnings	943,239	823,716
Total Equity	1,489,026	1,411,863
Total Liabilities and Equity	$31,324,742	$29,524,382

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$87,160	$77,715	$345,501	$287,144
Farmer Mac Guaranteed Securities and USDA Securities	139,350	147,601	628,828	590,250
Loans	169,255	126,057	629,187	514,894
Total interest income	395,765	351,373	1,603,516	1,392,288
Total interest expense	302,397	269,204	1,249,649	1,064,741
Net interest income	93,368	82,169	353,867	327,547
(Provision for)/release of losses	(3,773)	626	(11,579)	(858)
Net interest income after (provision for)/release of losses	89,595	82,795	342,288	326,689
Non-interest income/(expense):
Guarantee and commitment fees	4,009	3,770	15,738	16,712
Gains/(losses) on financial derivatives	4,290	(1,881)	2,636	2,882
Losses on sale of mortgage loans	—	—	(1,147)	—
Gains on sale of available-for-sale investment securities	—	—	1,052	—
(Provision for)/release of reserve for losses	(99)	(51)	89	(278)
Other (expense)/income	(312)	942	3,029	4,195
Non-interest income	7,888	2,780	21,397	23,511
Operating expenses:
Compensation and employee benefits	15,641	15,523	63,975	58,914
General and administrative	12,452	8,916	38,236	34,963
Regulatory fees	1,000	725	3,175	3,222
Real estate owned operating costs, net	—	—	196	—
Operating expenses	29,093	25,164	105,582	97,099
Income before income taxes	68,390	60,411	258,103	253,101
Income tax expense	11,876	12,792	50,910	53,098
Net income	56,514	47,619	207,193	200,003
Preferred stock dividends	(5,666)	(6,791)	(25,146)	(27,165)
Loss on retirement of preferred stock	—	—	(1,619)	—
Net income attributable to common stockholders	$50,848	$40,828	$180,428	$172,838

Earnings per common share:
Basic earnings per common share	$4.67	$3.77	$16.59	$15.97
Diluted earnings per common share	$4.63	$3.73	$16.44	$15.81

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$50,848	$42,312	$40,828
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	3,084	(1,064)	(836)
Gains/(losses) on hedging activities due to fair value changes	5,737	205	(3,598)
Unrealized (losses)/gains on trading assets	(83)	99	(37)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(39)	27	88
Net effects of terminations or net settlements on financial derivatives	534	(503)	(800)
Issuance costs on the retirement of preferred stock	—	(1,619)	—
Income tax effect related to reconciling items	(1,939)	260	1,089
Sub-total	7,294	(2,595)	(4,094)
Core earnings	$43,554	$44,907	$44,922

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$87,528	$85,396	$84,551
Guarantee and commitment fees(2)	5,086	4,997	4,865
Other(3)	(491)	1,133	767
Total revenues	92,123	91,526	90,183

Credit related expense (GAAP):
Provision for/(release of) losses	3,872	3,258	(575)
REO operating expenses	—	196	—
Total credit related expense/(income)	3,872	3,454	(575)

Operating expenses (GAAP):
Compensation and employee benefits	15,641	15,237	15,523
General and administrative	12,452	8,625	8,916
Regulatory fees	1,000	725	725
Total operating expenses	29,093	24,587	25,164

Net earnings	59,158	63,485	65,594
Income tax expense(4)	9,938	12,681	13,881
Preferred stock dividends (GAAP)	5,666	5,897	6,791
Core earnings	$43,554	$44,907	$44,922

Core earnings per share:
Basic	$4.00	$4.13	$4.14
Diluted	$3.97	$4.10	$4.10
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Years Ended
	December 31, 2024	December 31, 2023
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$180,428	$172,838
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	3,344	5,142
Gains/(losses) on hedging activities due to fair value changes	11,548	(5,394)
Unrealized (losses)/gains on trading assets	(85)	1,979
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	45	175
Net effects of terminations or net settlements on financial derivatives	(1,666)	227
Issuance costs on the retirement of preferred stock	(1,619)	—
Income tax effect related to reconciling items	(2,769)	(447)
Sub-total	8,798	1,682
Core earnings	$171,630	$171,156

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$339,564	$326,980
Guarantee and commitment fees(2)	20,321	18,928
Gain on sale of investment securities (GAAP)	1,052	—
Loss on sale of mortgage loan (GAAP)	(1,147)	—
Other(3)	2,200	3,299
Total revenues	361,990	349,207

Credit related expense (GAAP):
Provision for losses	11,490	1,136
REO operating expenses	196	—
Total credit related expense	11,686	1,136

Operating expenses (GAAP):
Compensation and employee benefits	63,975	58,914
General and administrative	38,236	34,963
Regulatory fees	3,175	3,222
Total operating expenses	105,386	97,099

Net earnings	244,918	250,972
Income tax expense(4)	48,142	52,651
Preferred stock dividends (GAAP)	25,146	27,165
Core earnings	$171,630	$171,156

Core earnings per share:
Basic	$15.78	$15.80
Diluted	$15.64	$15.65
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.

(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands, except per share amounts)
GAAP - Basic EPS	$4.67	$3.89	$3.77	$16.59	$15.97
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.28	(0.09)	(0.08)	0.31	0.49
Gains/(losses) on hedging activities due to fair value changes	0.53	0.02	(0.33)	1.06	(0.50)
Unrealized (losses)/gains on trading securities	(0.01)	0.01	—	(0.01)	0.18
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	0.01	—	0.02
Net effects of terminations or net settlements on financial derivatives	0.05	(0.05)	(0.07)	(0.15)	0.02
Issuance costs on the retirement of preferred stock	—	(0.15)	—	(0.15)	—
Income tax effect related to reconciling items	(0.18)	0.02	0.10	(0.25)	(0.04)
Sub-total	0.67	(0.24)	(0.37)	0.81	0.17
Core Earnings - Basic EPS	$4.00	$4.13	$4.14	$15.78	$15.80

Shares used in per share calculation (GAAP and Core Earnings)	10,889	10,883	10,841	10,874	10,829

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$4.63	$3.86	$3.73	$16.44	$15.81
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.28	(0.09)	(0.08)	0.30	0.47
Gains/(losses) on hedging activities due to fair value changes	0.52	0.02	(0.33)	1.05	(0.49)
Unrealized (losses)/gains on trading securities	(0.01)	0.01	—	(0.01)	0.18
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	0.01	—	0.02
Net effects of terminations or net settlements on financial derivatives	0.05	(0.05)	(0.07)	(0.14)	0.02
Issuance costs on the retirement of preferred stock	—	(0.15)	—	(0.15)	—
Income tax effect related to reconciling items	(0.18)	0.02	0.10	(0.25)	(0.04)
Sub-total	0.66	(0.24)	(0.37)	0.80	0.16
Core Earnings - Diluted EPS	$3.97	$4.10	$4.10	$15.64	$15.65

Shares used in per share calculation (GAAP and Core Earnings)	10,982	10,966	10,952	10,975	10,937

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Years Ended
	December 31, 2024		September 30, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$93,368	1.21%	$86,791	1.15%	$82,169	1.12%	$353,867	1.16%	$327,547	1.15%
Net effects of consolidated trusts	(989)	0.02%	(1,065)	0.02%	(1,048)	0.02%	(4,477)	0.02%	(4,171)	0.02%
Expense related to undesignated financial derivatives	2	—%	(858)	(0.01)%	(846)	(0.01)%	(1,377)	—%	(4,845)	(0.02)%
Amortization of premiums/discounts on assets consolidated at fair value	42	—%	(24)	—%	(104)	—%	(29)	—%	(175)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	842	0.01%	757	0.01%	782	0.01%	3,128	0.01%	3,230	0.01%
Fair value changes on fair value hedge relationships	(5,737)	(0.08)%	(205)	(0.01)%	3,598	0.05%	(11,548)	(0.04)%	5,394	0.02%
Net effective spread	$87,528	1.16%	$85,396	1.16%	$84,551	1.19%	$339,564	1.15%	$326,980	1.18%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended December 31, 2024:

Core Earnings by Business Segment
For the Three Months Ended December 31, 2024
	Agricultural Finance		Rural Infrastructure			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Total
	(in thousands)
Interest income	$149,861	$25,063	$62,610	$10,846	$18,760	$49,211	$79,414	$395,765
Interest expense(1)	(116,320)	(17,172)	(57,590)	(7,432)	(13,901)	(13,075)	(76,907)	(302,397)
Less: reconciling adjustments(2)(3)	(985)	—	39	—	—	(4,894)	—	(5,840)
Net effective spread	32,556	7,891	5,059	3,414	4,859	31,242	2,507	87,528
Guarantee and commitment fees(3)	4,296	189	232	209	160	—	—	5,086
Other income/(expense)	473	(959)	—	—	—	—	—	(486)
(Provision for)/release of losses	(411)	(96)	179	(783)	(2,759)	—	(2)	(3,872)
Operating expenses(1)	(6,564)	(2,256)	(1,126)	(1,060)	(1,391)	(3,620)	(1,086)	(17,103)
Income tax (expense)/benefit	(6,373)	(1,002)	(912)	(374)	(183)	(5,801)	(298)	(14,943)
Segment core earnings	$23,977	$3,767	$3,432	$1,406	$686	$21,821	$1,121	$56,210

Reconciliation to net income:
Net effects of derivatives and trading securities								$9,272
Unallocated (expenses)/income								(12,035)
Income tax effect related to reconciling items								3,067
Net income								$56,514

Total Assets:
Total on- and off-balance sheet segment assets at principal balance	$18,606,968	$1,887,705	$6,809,366	$802,466	$1,416,525	$—	$—	$29,523,030
Off-balance sheet assets under management								(4,981,285)
Unallocated assets								6,782,997
Total assets on the consolidated balance sheets								$31,324,742
(1)The significant expense categories and amounts align with the segment-level information that is regularly provided to the CODM.
(2)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts; the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment; and excludes the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships.
(3)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	On or Off Balance Sheet	As of December 31,
		2024	2023
		(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans	On-balance sheet	$5,414,732	$5,133,450
Loans held in consolidated trusts:
Beneficial interests owned by third-party investors (single-class)(1)	On-balance sheet	885,295	870,912
Beneficial interests owned by third-party investors (structured)(1)	On-balance sheet	1,152,988	561,349
IO-FMGS(2)	On-balance sheet	8,710	9,409
USDA Securities	On-balance sheet	2,402,423	2,368,872
AgVantage Securities(1)	On-balance sheet	4,720,000	5,835,000
LTSPCs and unfunded loan commitments	Off-balance sheet	3,070,554	2,999,943
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	426,310	452,602
Loans serviced for others	Off-balance sheet	525,956	577,264
Total Farm & Ranch		$18,606,968	$18,808,801
Corporate AgFinance:
Loans	On-balance sheet	$1,381,674	$1,259,723
AgVantage Securities(1)	On-balance sheet	280,297	288,879
Unfunded loan commitments	Off-balance sheet	225,734	145,377
Total Corporate AgFinance		$1,887,705	$1,693,979
Total Agricultural Finance		$20,494,673	$20,502,780
Infrastructure Finance:
Power & Utilities:
Loans	On-balance sheet	$2,886,576	$2,616,359
AgVantage Securities(1)	On-balance sheet	3,521,143	3,898,468
LTSPCs and unfunded loan commitments	Off-balance sheet	401,647	464,743
Total Power & Utilities		$6,809,366	$6,979,570
Broadband Infrastructure:
Loans	On-balance sheet	$622,207	$478,118
Unfunded loan commitments	Off-balance sheet	180,259	23,035
Total Broadband Infrastructure		$802,466	$501,153
Renewable Energy:
Loans	On-balance sheet	$1,265,700	$440,286
Unfunded loan commitments	Off-balance sheet	150,825	47,235
Total Renewable Energy		$1,416,525	$487,521
Total Infrastructure Finance		$9,028,357	$7,968,244
Total		$29,523,030	$28,471,024
(1)A type of Farmer Mac Guaranteed Security.
(2)An interest-only Farmer Mac Guaranteed Security retained as part of a structured securitization.
(3)Other categories of Farmer Mac Guaranteed Securities that were sold by Farmer Mac to third parties

The following table presents the quarterly net effective spread (a non-GAAP measure) by segment:

	Net Effective Spread
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Net Effective Spread
	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield
	(dollars in thousands)
For the quarter ended:
December 31, 2024	$32,556	$7,891	$5,059	$3,414	$4,859	$31,242	$2,507	$87,528
	0.96%	1.95%	0.32%	2.34%	1.76%	0.42%	0.15%	1.16%
September 30, 2024	35,755	6,397	4,785	2,794	3,810	30,912	943	85,396
	1.05%	1.56%	0.30%	2.21%	1.78%	0.42%	0.05%	1.16%
June 30, 2024	34,156	7,866	5,253	2,393	2,999	30,268	661	83,596
	0.98%	1.91%	0.32%	2.16%	1.86%	0.41%	0.04%	1.14%
March 31, 2024	32,843	7,971	4,890	2,342	2,049	32,474	475	83,044
	0.95%	2.05%	0.30%	2.08%	1.75%	0.45%	0.03%	1.14%
December 31, 2023	33,329	8,382	4,916	2,426	1,540	33,361	597	84,551
	0.98%	2.06%	0.31%	2.06%	1.69%	0.47%	0.04%	1.19%
September 30, 2023	32,718	8,250	3,979	2,383	1,150	34,412	532	83,424
	0.97%	2.05%	0.26%	2.15%	1.46%	0.49%	0.04%	1.20%
June 30, 2023	34,388	7,444	3,681	2,127	1,100	32,498	594	81,832
	1.03%	1.92%	0.25%	2.25%	1.47%	0.48%	0.04%	1.20%
March 31, 2023	32,465	7,148	3,599	1,908	858	31,738	(543)	77,173
	0.97%	1.94%	0.24%	2.53%	1.53%	0.47%	(0.04)%	1.15%
December 31, 2022	32,770	7,471	3,271	1,689	935	27,656	(2,689)	71,103
	0.98%	1.94%	0.24%	2.39%	1.76%	0.42%	(0.19)%	1.07%

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	December 2024	September 2024	June 2024	March 2024	December 2023	September 2023	June 2023	March 2023	December 2022
	(in thousands)
Revenues:
Net effective spread	$87,528	$85,396	$83,596	$83,044	$84,551	$83,424	$81,832	$77,173	$71,103
Guarantee and commitment fees	5,086	4,997	5,256	4,982	4,865	4,828	4,581	4,654	4,677
Gain on sale of investment securities	—	—	1,052	—	—	—	—	—	—
Loss on sale of mortgage loan	—	—	(1,147)	—	—	—	—	—	—
Other	(491)	1,133	481	1,077	767	1,056	409	1,067	390
Total revenues	92,123	91,526	89,238	89,103	90,183	89,308	86,822	82,894	76,170

Credit related expense/(income):
Provision for/(release of) losses	3,872	3,258	6,230	(1,870)	(575)	(181)	1,142	750	1,945
REO operating expenses	—	196	—	—	—	—	—	—	819
Total credit related expense/(income)	3,872	3,454	6,230	(1,870)	(575)	(181)	1,142	750	2,764

Operating expenses:
Compensation and employee benefits	15,641	15,237	14,840	18,257	15,523	14,103	13,937	15,351	12,105
General and administrative	12,452	8,625	8,904	8,255	8,916	9,100	9,420	7,527	8,055
Regulatory fees	1,000	725	725	725	725	831	831	835	832
Total operating expenses	29,093	24,587	24,469	27,237	25,164	24,034	24,188	23,713	20,992

Net earnings	59,158	63,485	58,539	63,736	65,594	65,455	61,492	58,431	52,414
Income tax expense	9,938	12,681	11,970	13,553	13,881	13,475	12,539	12,756	11,210
Preferred stock dividends	5,666	5,897	6,792	6,791	6,791	6,792	6,791	6,791	6,791
Core earnings	$43,554	$44,907	$39,777	$43,392	$44,922	$45,188	$42,162	$38,884	$34,413

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	$3,084	$(1,064)	$(359)	$1,683	$(836)	$2,921	$2,141	$916	$1,596
Gains/(losses) on hedging activities due to fair value changes	5,737	205	2,604	3,002	(3,598)	3,210	(4,901)	(105)	(148)
Unrealized (losses)/gains on trading assets	(83)	99	(87)	(14)	(37)	1,714	(57)	359	31
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(39)	27	26	31	88	29	29	29	57
Net effects of terminations or net settlements on financial derivatives	534	(503)	(1,505)	(192)	(800)	(79)	583	523	1,268
Issuance costs on the retirement of preferred stock	—	(1,619)	—	—	—	—	—	—	—
Income tax effect related to reconciling items	(1,939)	260	(143)	(947)	1,089	(1,638)	464	(362)	(590)
Net income attributable to common stockholders	$50,848	$42,312	$40,313	$46,955	$40,828	$51,345	$40,421	$40,244	$36,627